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                                                                    EXHIBIT 32.1


               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Alloy, Inc. (the "Company") on Form 10-K for the fiscal year ended January 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Matthew C. Diamond, Chief Executive Officer of the Company, certify that to my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 27, 2004                             /s/ Matthew C. Diamond
                                                  -----------------------------
                                                  Matthew C. Diamond
                                                  Chief Executive Officer
                                                  (principal executive officer)


The foregoing certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of a separate disclosure document. A signed original of this certification has been provided to Alloy, Inc. and will be retained by Alloy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.